EXHIBIT 9(b)(2)

                             SCUDDER TRUST COMPANY

                  FEE INFORMATION FOR SERVICES PROVIDED UNDER

                           COMPASS SERVICE AGREEMENT

Annual maintenance fee for each participant in a retirement and employee benefit plan:

                                              First              Each
                                            Participant       Additional
                                              Account           Account
                                              -------           -------
Money Market Funds                            $ 28.90           $ 14.45
Monthly Income Funds                            25.00             12.50
Quarterly Distribution Funds                    20.00             10.20
Annual Distribution Funds                       17.55              8.78

1/12th of the annual maintenance fee shall be charged and payable each month. It will be charged for any participant who at any time during the month had a share or unit account balance in the fund.

Out of pocket expenses shall be reimbursed by the fund to Scudder Trust Company. Such expenses include but are not limited to the following:

     Supplies:
          Paper and envelopes in connection with participant statements and administrative reports
     Telephone (portions allocable to servicing accounts)
     Postage, overnight service or similar services
     Microfilm
     Microfiche



On behalf of the Funds listed in
Attachment A:                               Scudder Trust Company:

By:  /s/ David Lee                          By: /s/ Dennis M. [illegible]
     ---------------------------                --------------------------------
Date January 1, 1990                        Date January 1, 1990
     ---------------------------                 -------------------------------

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                                  ATTACHMENT A

                           COMPASS SERVICE AGREEMENT

Money Market Accounts

     Scudder Cash Investment Trust
     Scudder Government Money Fund

Monthly Income Funds

     Scudder GNMA Fund
     Scudder International Bond Fund
     Scudder Short Term Bond Fund
     Scudder U.S. Government Zero Coupon Target Portfolios

Quarterly Distribution Funds

     Scudder Equity Income Fund
     Scudder Growth and Income Fund
     Scudder Income Fund

Annual Distribution Funds

     Scudder Capital Growth Fund
     Scudder Development Fund
     Scudder Global Fund
     Scudder Gold Fund
     Scudder International Fund




January 1, 1990